As filed with the Office of the Securities and Exchange Commission on August 31, 2018

Registration No. 333-225614

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

___________________________

SHORE BANCSHARES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	52-1974638
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

28969 Information Lane, Easton, Maryland 21601

(Address of Principal Executive Offices)

___________________________

Lloyd L. Beatty, Jr.

President and Chief Executive Officer

Shore Bancshares, Inc.

28969 Information Lane, Easton, Maryland 21601

(410) 763-7800

(Name, Address and Telephone Number of Agent for Service)

___________________________

Copies to:

Kevin Houlihan

Shawn Turner

Holland & Knight LLP

800 17th Street, NW

Suite 1100

Washington, DC 20006

(202) 469-5269

___________________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definition of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

Explanatory Note

Shore Bancshares, Inc. is filing this Amendment No. 1 (this “Amendment”) to its Registration Statement on Form S-3 (File No. 333-225614) (the “Registration Statement”) as an exhibit only filing to file updated consents of Yount, Hyde & Barbour, P.C., Dixon Hughes Goodman LLP, and Stegman & Company as Exhibits 23.1, 23.2 and 23.3, respectively (collectively, the “Consents”). Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page to the Registration Statement, the exhibit index and the Consents filed herewith as Exhibits 23.1, 23.2 and 23.3. The prospectus and the balance of Part II of the Registration Statement are unchanged and have been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits.

The exhibits filed with this Registration Statement are listed in the Exhibit Index which immediately follows the signatures hereto and which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Easton, State of Maryland, on August 31, 2018.

SHORE BANCSHARES, INC.:

By:	/s/ LLOYD L. BEATTY, JR.
Lloyd L. Beatty, Jr.
President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on August 31, 2018.

*	*
Blenda W. Armistead, Director	David J. Bates, Director

/s/ Lloyd L. Beatty, Jr.	*
Lloyd L. Beatty, Jr., Director	R. Michael Clemmer, Jr., Director
President and Chief Executive Officer
*
*	James A. Judge, Director
David A. Fike, Director
*
*	Frank E. Mason, III, Director
Clyde V. Kelly, III, Director
*
*	Christopher F. Spurry, Director
David W. Moore, Director
*
*	John H. Wilson, Director
Jeffrey E. Thompson, Director

/s/ EDWARD C. ALLEN
Edward C. Allen, Senior Vice President and
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

*By:	/s/ Lloyd L. Beatty, Jr.
Lloyd L. Beatty, Jr. Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description
3.1(i)	Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K filed on December 14, 2000)

3.1(ii)	Articles Supplementary filed for record on January 7, 2009 creating the Fixed Rate Cumulative Perpetual Preferred Stock, Series A (incorporated by reference Exhibit 4.1 of the Company’s Form 8-K filed on January 13, 2009)

3.1(iii)	Articles Supplementary filed for record on June 16, 2009 reclassifying all shares of authorized Fixed Rate Cumulative Perpetual Preferred Stock, Series A as shares of common stock (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K filed on June 17, 2009)

3.2(i)	Amended and Restated By-Laws (incorporated by reference to Exhibit 3.2(i) of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010)

3.2(ii)	First Amendment to Amended and Restated By-Laws (incorporated by reference to Exhibit 3.2(ii) of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010)

3.2(iii)	Second Amendment to Amended and Restated By-Laws (incorporated by reference to Exhibit 3.2(iii) of the Company’s Form 10-K for the year ended December 31, 2010)

3.2(iv)	Third Amendment to Amended and Restated By-Laws (incorporated by reference to Exhibit 3.2(iv) of the Company’s Form 10-K for the year ended December 31, 2010)

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Company’s Form S-3 filed on June 25, 2010)

4.2	Form of Articles Supplementary relating to Preferred Stock*

4.3	Specimen Preferred Stock Certificate*

4.4	Form of Indenture (incorporated by reference to Exhibit 4.4 of the Company’s Form S-3 filed on June 25, 2010)

4.5	Form of Note*

4.6	Form of Warrant*

4.7	Form of Warrant Agreement*

4.8	Form of Unit Agreement*

5.1	Opinion of Holland & Knight LLP**

23.1	Consent of Yount, Hyde & Barbour, P.C., Independent Registered Public Accounting Firm (filed herewith)

23.2	Consent of Dixon Hughes Goodman LLP, Independent Registered Public Accounting Firm (filed herewith)

23.3	Consent of Stegman & Company, Independent Registered Public Accounting Firm (filed herewith)

23.4	Consent of Holland & Knight LLP**

24.1	Power of Attorney**

25.1	Statement of Eligibility of Trustee under the Indenture on Form T-1 (to be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939)*

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* To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K.

** Previously filed.